UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 3, 2017

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175
(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Electronic Arts Inc. (the “Company”) held on August 3, 2017, our stockholders voted on the following proposals and cast their votes as described below.

1.
Election of Directors. The individuals listed below were elected to serve on the Board of Directors until the next annual meeting of stockholders and until his or her successor is elected and qualified.

	For	Against	Abstain	Broker Non-vote
Leonard S. Coleman	263,067,418	4,123,320	111,668	13,755,887
Jay C. Hoag	266,639,716	573,670	89,020	13,755,887
Jeffrey T. Huber	267,178,397	34,529	89,480	13,755,887
Vivek Paul	265,686,318	1,525,693	90,395	13,755,887
Lawrence F. Probst III	265,611,414	1,604,606	86,386	13,755,887
Talbott Roche	266,465,900	747,292	89,214	13,755,887
Richard A. Simonson	265,751,646	1,460,939	89,821	13,755,887
Luis A. Ubiñas	265,873,189	54,339	1,374,878	13,755,887
Denise F. Warren	267,189,905	29,361	83,140	13,755,887
Andrew Wilson	266,314,803	898,052	89,551	13,755,887

2.	Advisory vote regarding the compensation of the Named Executive Officers. The proposal was approved.

For	Against	Abstain	Broker Non-vote
257,778,200	9,134,886	389,320	13,755,887

3.	Advisory vote regarding the frequency of holding future advisory votes on the compensation of the Named Executive Officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-vote
219,970,330	467,393	40,154,523	5,815,555	13,755,887

Based on these results, the Company’s Board of Directors has deemed to provide for an annual advisory vote on the compensation of the Named Executive Officers.

4.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2018. The appointment was ratified.

For	Against	Abstain
278,345,327	2,621,126	91,840

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	August 4, 2017	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Senior Vice President, General Counsel and Corporate Secretary